 Exhibit 10.6

PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

This Private Placement Units Purchase Agreement (this “Agreement”) is made as of the [ ] day of [ ], 2021, by and among Jupiter Wellness Acquisition Corp., a Delaware corporation (the “Company”), having its principal place of business at 1061 E. Indiantown Road, Suite 110, Jupiter, Florida 33477, Jupiter Wellness Sponsor LLC, a Delaware limited liability company (the “Sponsor”), having its principal place of business 1061 E. Indiantown Road, Suite 110, Jupiter, Florida 33477, and I-Bankers Securities, Inc., (“I-Bankers”, together with the Sponsor, “Subscribers”).

WHEREAS, the Company desires to sell to (i) the Sponsors an aggregate of 425,000 units (or 470,000 units if the underwriters’ over-allotment option is exercised in full) (the “Units”) of the Company, each Unit comprised of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”) and one right to receive one-eighth (1/8) of one share of Common Stock (“Rights”), and (ii) I-Bankers an aggregate of 90,000 Units, for a purchase price of $10.00 per Unit on a private placement basis (the “Offering”). The shares of Common Stock underlying the Rights are hereinafter referred to as the “Right Shares”. The shares of Common Stock underlying the Units (excluding the Right Shares) are hereinafter referred to as the “Placement Shares.” The Rights underlying the Units are hereinafter referred to as the “Placement Rights.” The Units, Placement Shares, Placement Rights and Right Shares, collectively, are hereinafter referred to as the “Securities.” Each holder of a Right will receive one-eighth (1/8) of one share of Common Stock upon consummation of the Company’s initial business combination (the “Business Combination”), even if the holder of such Right redeemed all shares of Common Stock held by it in connection with the Business Combination, as such term is defined in the registration statement in connection with the Company’s initial public offering (the “IPO”), as amended at the time it becomes effective (the “Registration Statement”); and

WHEREAS, the Sponsor wishes to purchase 425,000 Units (or 470,000 Units if the underwriters’ over-allotment option is exercised in full), I-Bankers wishes to purchase 90,000 Units, and the Company wishes to accept such subscription from Subscribers.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscribers hereby agree as follows:

1. Agreement to Subscribe

1.1. Purchase and Issuance of the Units. Upon the terms and subject to the conditions of this Agreement, Subscribers hereby agree to purchase from the Company, and the Company hereby agrees to sell to Subscribers, on the Closing Date (as defined below), an aggregate of 515,000 Units (or 560,000 Units if the underwriters’ over-allotment option is exercised in full) in consideration of the payment of the Purchase Price (as defined below). On the Closing Date, the Company shall, at its option, deliver to Subscribers the certificates representing the Securities purchased or effect such delivery in book-entry form. It is agreed that Sponsor will be responsible for purchasing 425,000 (or 470,000 if the underwriters’ over-allotment option is exercised in full) of such Units and I-Bankers will be responsible for purchasing 90,000 of such Units.

1.2. Purchase Price. Subscribers shall pay $5,150,000 (or $5,600,000 if the underwriters’ over-allotment option is exercised in full) (the “Purchase Price”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company and I-Bankers, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by American Stock Transfer & Trust Company, acting as trustee (“AST”), one (1) business day prior to the date of effectiveness of the Registration Statement or at such time as the Company and I-Bankers agree. It is agreed that Sponsor will be responsible for $4,250,000 (or $4,700,000 if the underwriters’ over-allotment option is exercised in full) of such Purchase Price and I-Bankers will be responsible for $900,000 of such Purchase Price.

1.3. Closing. The closing of the purchase and sale of 515,000 Units (or 560,000 Units if the underwriters’ over-allotment option is exercised in full) shall take place simultaneously with the closing of the IPO (the “Closing

Date”). The closing of such Units shall take place at the offices of Shearman & Sterling LLP, Bank of America Tower, 800 Capital Street, Suite 2200, Houston, Texas 77002, or such other place as may be agreed upon by the parties hereto.

1.7 Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if a Closing does not occur prior to ______ __, 202_.

1.8 FINRA. I-Bankers acknowledges and agrees that the Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, subject to FINRA Rule 5110(e)(2). Additionally, the Units and their component parts and the related registration rights held by I-Bankers may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of I-Bankers and any such participating underwriter or selected dealer. Additionally, the Units and their component parts and the related registration rights held by I-Bankers will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO. Additionally, I-Bankers may not exercise demand or piggyback rights with respect to the Units and their components parts after five (5) and seven (7) years, respectively, from the effective date of the Registration Statement and may not exercise demand rights on more than one occasion, all in accordance with FINRA Rule 5110.05.

2. Representations and Warranties of Subscribers

Each of Subscribers (severally, but not jointly) represents and warrants to the Company that:

2.1. No Government Recommendation or Approval. Each of Subscribers understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

2.2. Accredited Investor. Each of Subscribers represent that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3. Intent. Each of Subscribers is purchasing the Securities solely for investment purposes, for such Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms of an agreement (the “Insider Letter”) to be entered into with respect to the Securities between, among others, each of Subscribers and the Company, as described in the Registration Statement), and not with a view to the distribution thereof and each of Subscribers has no present arrangement to sell the Securities to or through any person or entity except as may be permitted under the Insider Letter. Subscribers shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4. Restrictions on Transfer. Each of Subscribers acknowledges and understands the Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future each of Subscribers decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, each of Subscribers acknowledges and understands the Securities are subject to transfer restrictions as described in Section 8 hereof. Each of Subscribers agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, a Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, each of Subscribers agrees it will not resell the Securities (unless otherwise permitted pursuant to the Insider Letter, as described in the Registration Statement). Each of Subscribers further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscribers for the resale of the Securities until the one year anniversary following consummation of the initial Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5. Sophisticated Investor.

(i) Each of Subscribers is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii) Each of Subscribers is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Each of Subscribers is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6. Independent Investigation. Each of Subscriber, in making the decision to purchase the Units, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Each of Subscribers is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Units and has had full access to such other information concerning the Company as such Subscriber has requested. Each of Subscribers confirms that all documents that it has requested have been made available and that such Subscriber has been supplied with all of the additional information concerning this investment which such Subscriber has requested.

2.7 Organization and Authority. Each of Subscribers is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8. Authority. This Agreement has been validly authorized, executed and delivered by Subscribers and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.9. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscribers of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Subscribers’ respective charter documents, (ii) any agreement or instrument to which Subscribers are a party or (iii) any law, statute, rule or regulation to which Subscribers are subject, or any agreement, order, judgment or decree to which Subscribers are subjects.

2.10. No Legal Advice from Company. Each of Subscribers acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with each of Subscribers’ own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, each of Subscribers is relying solely on such review, counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11. Reliance on Representations and Warranties. Each of Subscribers understands the Units are being offered and sold to Subscribers in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscribers set forth in this Agreement in order to determine the applicability of such provisions.

2.12. No General Solicitation. Each of Subscribers is not subscribing for the Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.13. Legend. Each of Subscribers acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3. Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, Subscribers that:

3.1. Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 100,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”), and 1,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date hereof, the Company has issued and outstanding 2,875,000 shares of Class B Common Stock (of which up to 375,000 shares are subject to forfeiture as described in the Registration Statement), no shares of Class A Common Stock and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain rights agreement to be entered into between the Company and AST, as rights agent (the “Rights Agreement”), as the case may be, each of the Units, Placement Shares, Placement Rights and Right Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Units and Right Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Rights Agreement, as the case may be, each of Subscribers will have or receive good title to the Units, Placement Shares and Placement Rights, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and pursuant to the Insider Letter and (ii) transfer restrictions under federal and state securities laws.

3.3. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Units, Placement Shares, Placement Rights or Right Shares in accordance with the terms hereof.

4. Legends

4.1. Legend. The Company will issue the Units, Placement Shares and Placement Rights, and when issued, the Right Shares, purchased by Subscribers in the names of Subscribers. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO AN INSIDER LETTER BETWEEN, AMONG OTHERS, JUPITER WELLNESS ACQUISITION CORP., JUPITER WELLNESS SPONSOR LLC AND I-BANKERS SECURITIES, INC. AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE INSIDER LETTER.”

4.2. Subscribers’ Compliance. Nothing in this Section 4 shall affect in any way Subscribers’ obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company, such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith and with the Insider Letter.

4.4 Registration Rights. Each of Subscribers will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into among, among others, Subscribers and the Company, on or prior to the effective date of the Registration Statement.

5. Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, each of Subscribers hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of shares of Common Stock sold in the Company’s IPO upon the Company’s failure to timely complete the Business Combination or (iv) in connection with a stockholder vote to approve an amendment to the Company’s second amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity. In the event a Subscriber purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such shares of Common Stock upon the same terms offered to all other purchasers of Common Stock in the IPO in the event the Company fails to consummate the Business Combination.

6. Terms of Placement Rights. Each Placement Right shall have the terms set forth in the Rights Agreement.

7. [Reserved].

8. Terms of the Units

8.1 The Units and their component parts are substantially identical to the units to be offered in the IPO except that: (i) the Units and component parts will be subject to transfer restrictions described in the Insider Letter, and (ii) the Units and component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (i) and they are registered pursuant to the Registration Rights Agreement to be signed on or before the date of the Prospectus or an exemption from registration is available.

8.2 Each of Subscribers agrees to vote the Placement Shares in accordance with the terms of the Insider Letter and as otherwise described in the Registration Statement.

9. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10. Assignment; Entire Agreement; Amendment

10.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by a Subscriber to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 5 hereof.

10.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

10.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

10.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

11. Notices

11.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

12. Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13. Survival; Severability

13.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing Dates.

13.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

JUPITER WELLNESS ACQUISITION CORP.

By:
Name: Brian S. John
Title: Chief Executive Officer

SUBSCRIBERS:

BRIGHT VISION SPONSOR LLC

By:
Name: Ke Li
Title: Managing Member

I-BANKERS SECURITIES, INC.

By:
Name:
Title:

[Signature Page to Private Placement Units Purchase Agreement]